Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2026

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(571,867)
Unrealized Gain (Loss) on Market Value of Commodity Futures	3,940,318
Dividend Income	24,773
Interest Income	31,447
ETF Transaction Fees	700
Total Income (Loss)	$3,425,371

Expenses
General Partner Management Fees	$9,592
Professional Fees	11,648
Brokerage Commissions	566
Directors' Fees and insurance	1,698
License fees	240
Total Expenses	$23,744
Net Income (Loss)	$3,401,627

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/26	$18,710,529
Additions (100,000 Shares)	697,430
Withdrawals (250,000 Shares)	(2,036,589)
Net Income (Loss)	3,401,627

Net Asset Value End of Month	$20,772,997
Net Asset Value Per Share (2,400,000 Shares)	$8.66

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2026 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596